UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007

TRANSCONTINENTAL REALTY

INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 300 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets

On January 19, 2007, two wholly-owned subsidiaries of Transcontinental Realty Investors, Inc. (“TCI” or the “Company”), acquired four office buildings containing approximately 1,072,000 rentable square feet and a 4.7-acre tract of undeveloped land (the “Properties”), located in Farmers Branch, Texas, from affiliates of Brandywine Realty Trust of Radnor, Pennsylvania. The Properties are located in the “Park West” office park at the intersection of the LBJ Freeway and Luna Road. Two of the office buildings, known as the “E-1” and “E-2” buildings, contain 383,000 rentable square feet and are currently 70 percent leased. The remaining office buildings, known as the “C-2” and “C-3” buildings, contain 689,000 rentable square feet and are currently 86 percent leased. TCI has no material relationship with the sellers other than in respect of this transaction. The Properties were acquired for a total purchase price of $107.1 million plus closing costs. The acquisition was partially financed with a two year, $62 million loan from a commercial bank and a six-year, $35 million loan from a life insurance company. Both loans accrue interest at variable rates; the combined weighted average interest rate at closing was approximately 8.15%. The loans are collateralized by the Properties and guaranteed by TCI.

Various factors were considered by the Company in determining the price to be paid for the Properties including the nature of the tenants and terms of the leases in place, opportunities for alternative and new tenancies, historical and expected cash flows, occupancy rates, current operating costs of the Properties and anticipated changes therein under different ownership, the physical condition and location of the Properties, the need for capital improvements, the anticipated effect on the Company’s financial results and other factors. Capitalization rates at which TCI believed other comparable properties had recently sold were also considered. However, the Company determined the price it was willing to pay primarily on the factors discussed above relating to the Properties themselves and the fit into the Company’s existing operations. No separate independent appraisal was obtained by the Company in connection with this acquisition.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

(a)	Financial Statements of Real Estate Acquired.

The Company has engaged an independent accounting firm to audit the Properties’ Statement of Revenues and Certain Expenses for the year ended December 31, 2006. This Statement will be prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Upon the completion of the audit and within 75 days of the reportable event described above, the Company will file the audited Statement as an amendment of this Form 8-K.

(b)	Pro Forma Financial Information.

The Company is currently developing unaudited pro forma financial statements including (i) the Company’s pro forma balance sheet as of December 31, 2006, as if the acquisition occurred on December 31, 2006, (ii) the Company’s pro forma statement of operations for the year ended December 31, 2006, as if the acquisition occurred on January 1, 2006, and (iii) a pro forma statement of estimated taxable operating results and estimated cash to be made available by operations of the Company for the year ended December 31, 2006, as if the acquisition occurred on January 1, 2006. Within 71 calendar days after the date this initial Current Report is filed, the Company will file by amendment the pro forma financial statements as an amendment to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Date: January 25, 2007	By:	/s/ Steven A. Abney
Steven A. Abney
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer and Acting Principal Executive Officer)